EXHIBIT 10.1

CONTRACT

Between

(1)

General Metals Corp. ( “GNMT” ) having its principal executive office at  615 Sierra Rose Dr Suite 1, Reno, NV 89511

and

(2)

 Stephan Tandon,  Redingskamp 14 b, 22523 Hamburg, Germany – Emanuel Suchefort, Rotkelchenweg 26, 25421 Pinneberg, Germany  - (“The Advisers”)

Hereafter also referred to as “the Parties”

It is agreed as follows

1.

Services

(1)

The Advisers are exclusive mediators. The Advisers shall mediate the following services ( the”Services”) to GNMT as well as other services which may be agreed from time to time by the Parties. The following services will be done by the partners of the Advisers for 3months. The partners will fulfil those different steps constantly and/or temporary through the whole time:

–

translation and implementation/installation of published news/press releases directly at leading financial middle European web-sites like wallstreet-online.de, financial.de, finanznachrichten.de etc, this press work will be done by a leading press-team and will run for 3months

–

news-/stockletter-/analyst-teams will start. They will transmit and distribute reports/recommendations over subscriber databases

–

reports/recommendations in the online services will be transmitted to the investors-communities

–

updates, press-releases, news and information about your company will be prepared and worked out for reports/recommendations

–

communities with over 200000 investors who are constantly interested in getting news, reports and recommendations of international Micro- and Small-Caps will be used for the initial start

(2)

The Advisers will act exclusively as transmitter of information. The Advisers in particular will not comment on nor influence any information received from GNMT.

(3)

The Advisers shall start to transmit the information to the partners immediately upon receipt of the first information from GNMT about its business.

2.

Fees

(1)

GNMT shall pay a fee to the Advisers for their Services in the form of GNMT Common St. par value: 0,001U$ -2000000 restricted shares 144     -

Emanuel Suchefort: 1100000          Stephan Tandon: 900000

(2)

The fee shall be due and payable free of any costs and charges.

3.

Termination

(1)

This Contract shall remain in force until the agreed services have been completed. Either Party shall however be entitled to terminate this Contract earlier by giving the other Party not less than one month notice in writing, but not with effect prior to three months after receipt of information pursuant to section 1 (3).

4.

Liability

(1)

The Advisers shall not be responsible for, and indemnify GNMT in respect of, any damage, loss or liability (whether criminal or civil) of or suffered by ( including costs and expenses properly incurred in connection with any claim ) GNMT ( or its officers and employees ) in connection with breach of duties under this agreement and any activities of the partners.

(2)

The limitation of liability under section 4 (1) shall not apply to (i) rights and remedies which GNMT may have under applicable law as a result of the Adviser’s failure to fulfill essential Contractual duties, (ii) any rights and remedies of GNMT under applicable law for fraud, willful misconduct or gross negliance and/or (iii) in case of injury of life, body or health.

(3)

GNMT shall indemnify and hold harmless Advisers from and against any liabilities, damages and reasonable costs and expenses which may arise out of or in connection with information or documentation provided by or for GNMT under this Contract.

5.

General

(1)

This Contract is governed by and shall be construed in accordance with German law.

(2)

The courts in Hamburg, Germany, shall have exclusive jurisdiction over all disputes arising out of or in connection with this Contract.

(3)

The parties hereto, agree that this agreement may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals.

April, 13th   2009

Signed	Signed
General Metals Corporation	Advisors
/s/ Stephan Tandon
/s/ Steve Parent
/s/ Emanuel Suchefort
Steve Parent, President and CEO